LEASE EXTENSION AGREEMENT

THIS LEASE EXTENSION AGREEMENT, made as of the 1st day of October, 2007 (the "Extension") is by and between Advaxis, Inc., a New Jersey corporation, (hereinafter referred to collectively as "TENANT"), and the NEW JERSEY ECONOMIC DEVELOPMENT AUTHORITY ("LANDLORD").

WHEREAS, the TENANT and the LANDLORD entered into a certain Lease Agreement made as of June 1, 2005 (The "Lease") and a certain Lease Amendment as of November 15, 2005: and a certain Lease Amendment Agreement as of March 15, 2006, and a certain Lease Amendment Agreement as of October 1, 2006, . The Lease Agreement, the first Lease Amendment Agreement, the second Lease Amendment Agreement, the third Lease Amendment Agreement, and this Lease Extension Agreement are collectively referred to as the "LEASE".

WHEREAS, the LANDLORD and TENANT wish to amend the terms of the Lease as more fully set forth below.

NOW, THEREFORE, in the joint and mutual exercise of their powers, and in consideration of the mutual covenants herein contained, the parties amend the Lease as follows:

1. Definition of LEASED PREMISES is hereby amended to read as follows:

The term "LEASED PREMISES" means that the portion of the COMMERCIALIZATION CENTER delineated on the floor plans constituting EXHIBIT 1A attached hereto and made a part hereof, bounded by the interior sides of the centers of all demising walls other than exterior BUILDING walls and the exterior sides of all exterior BUILDING walls. For purposes of this LEASE, TENANT and LANDLORD agree that the LEASED PREMISES consists of Two (2) Lab Units (No.119 and 120) and made up of One thousand six hundred (1,600) rentable square feet and Two (2) office units made up of One Hundred Twenty Five (125) square feet each (B113 AND B202/A).

2. Section 4.1 is hereby amended to read as follows:

   The term of the Lease shall be amended for a period beginning on October 1, 2007 and ending on May 31, 2008 (the "Extended Lease Term").

3. Section 5.2 is hereby amended to read as follows:

   TENANT covenants and agrees to pay to LANDLORD, RENT, in advance, on the first day of each month during the Extended Lease Term as follows:

   For the Extended Lease Term period, $37,872.00fortwo labs ($4,734.00 per month).

For the Extended Lease Term, office B113, $4160.00 ($520.00 per month) And for office B202/A, $4080.00 ($510.00 per month).

Except as expressly modified hereby, all terms, conditions, definitions, undertakings and covenants of the LEASE shall remain in full force and effect and are in no way abrogated by this Lease Extension Agreement. Capitalized terms used in the within Lease Extension Agreement but not otherwise defined herein shall have the meanings ascribed to them in the LEASE.

This Lease Extension Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

If any provision of this Lease Extension Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof or of the LEASE.

IN WITNESS WHEREOF, the parties hereto have duly executed this Lease Extension Agreement as of the date first written above.

ATTEST:

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NEW JERSEY ECONOMIC DEVELOPMENT AUTHORITY, LANDLORD

By: ______________________

NAME: Caren S. Franzini

TITLE: Executive Director

ATTEST:

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Advaxis, Inc., TENANT

By: ______________________